UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2022, InMed Pharmaceuticals Inc., (the “Company”), entered into an At the Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Agent”), as sales agent, pursuant to which the Company may offer and sell common shares having an aggregate offering price of up to $4,250,000 from time to time, in “at the market” offerings through the Agent. Sales of the common shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent. The Agent will receive a commission from the Company of 3.0% of the gross proceeds of any common shares sold under the ATM Agreement.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any common shares under the ATM Agreement. No assurance can be given that the Company will sell any common shares under the ATM Agreement, or, if it does, as to the price or amount of common shares that it sells or the dates when such sales will take place.

In the ATM Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or to contribute payments that the Agent may be required to make because of such liabilities.

The common shares sold under the ATM Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3, which was initially filed on February 4, 2022 and amended on February 9, 2022 and was declared effective by the Securities and Exchange Commission on February 11, 2022 (Registration No. 333-262532).

The foregoing description of the terms of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of the Company’s counsel relating to the validity of the common shares that may be sold pursuant to the ATM Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common shares that may be sold pursuant to the ATM Agreement, nor shall there be any offer, solicitation or sale of the common shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Norton Rose Fulbright Canada LLP
10.1	At the Market Offering Agreement dated April 7, 2021 by and between InMed Pharmaceuticals Inc., and H.C. Wainwright & Co., LLC
23.1	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: April 7, 2022	By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

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